MOORE & ASSOCIATES, CHARTERED
      ACCOUNTANTS AND ADVISORS
                PCAOB REGISTERED

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use, in the registrations statement on Form SB1-A of Flomo Resources Inc., of our report dated September 18, 2006 on our audit of the financial statements of Flomo Resources Inc. as of August 31, 2006, and the related statements of operations, stockholders’ equity and cash flows for the years then ended, and the reference to us under the caption “Experts.”

/s/ Moore & Associates, Chartered

Moore & Associates Chartered
Las Vegas, Nevada
October 30, 2006